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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                             Securities Exchange Act

                               Cetalon Corporation
                                  June 19, 2001
                                 Date of Report


     Nevada                        33-65573                    84-1408762
(State or other             (Commission File No.)        (IRS Employer I.D. No.)
 Jurisdiction)

                       1801 Century Park East, Suite 1830
                          Los Angeles, CA 90067 - 2320
                    (Address of Principal Executive Offices)

                                 (310) 777-8889
                          Registrant's Telephone Number


ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     Cetalon Corporation's (the "Company") Board of Directors determined that Tanner + Co. should not stand for reappointment as the Company's independent auditors, and accordingly, the Company has decided that it will not renew Tanner + Co.'s engagement for the ensuing year. The Company has engaged Deloitte & Touche LLP as the Company's new independent auditors.

     Tanner + Co.'s report on the financial statements of the Company for the fiscal years ended December 31, 2000 and December 31, 1999 expressed a qualified opinion as to a going concern.

     During the Company's fiscal years ended December 31, 2000 and December 31, 1999, and the subsequent period preceding June 19,2001, there were no "disagreements," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Tanner + Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Tanner + Co. would have caused Tanner + Co. to refer to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements.


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     During each of the Company's fiscal years ended December 31, 2000 and
December 31, 1999, and the subsequent period preceding June 19, 2001 there was no reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with respect to Tanner + Co.

     Effective June 19, 2001, the Company engaged Deloitte & Touche LLP as its independent auditors.

     The Company has requested a letter from Tanner + Co. as to whether Tanner + Co. agrees or disagrees with the above statements. [A copy of this letter is filed as Exhibit 16.1 to this Current Report on Form 8-K. ]

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not Applicable.

(b) Not Applicable.

(c) The following Exhibits are filed as part of this Current Report on Form 8-K:

    16.1 Letter from Tanner + Co. dated June 22, 2001 regarding the Company's change in its certifying accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 CETALON CORPORATION


DATE: June 22, 2001                              By: /s/ A. John A. Bryan
                                                     ---------------------------
                                                         A. John A. Bryan,
                                                         Chief Executive Officer